UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2026

APS BDC, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	814-01953	39- 3786942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Madison Avenue, 34th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (929) 581-2783

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 24, 2026, APS BDC, LLC (the “Company”) entered into the First Amendment (the “Amendment”) to the Amended and Restated Loan and Security Agreement, dated as of February 10, 2026 (as amended, restated, supplemented and/or otherwise modified from time to time, the “JPM Credit Agreement” or the “JPM Credit Facility”), by and among CHS BDC 2 LLC, a wholly owned subsidiary of the Company, as a borrower (“CHS BDC”); APS CW SPV LLC, a wholly owned subsidiary of the Company, as a borrower (“APS SPV” and together with CHS BDC, the “Borrowers” and each, a “Borrower”); CHS (US) Management LLC, as portfolio manager; the Company, as parent of the Borrowers; the Lenders party thereto; U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator; U.S. Bank National Association, as securities intermediary; and JPMorgan Chase Bank, National Association, as administrative agent for the Lenders. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the JPM Credit Agreement.

The Amendment, among other things: (i) increased the amount of borrowings available under the JPM Credit Facility from $1,000,000,000 to $1,500,000,000 (the difference between such amounts, the “Upsize Amount”); (ii) increased the interest rate on borrowings under the JPM Credit Facility from 3-month SOFR plus 1.75% per annum to 3-month SOFR plus 1.82% per annum; (iii) increased the upfront fees due and payable to the Lenders in respect of the Upsize Amount; and (iv) increased the margin threshold in respect of the Active Partial PIK Portfolio Investments concentration limitation from 2.50% to 2.75%, with the result that no more than 15% of the Collateral Principal Amount may consist of Active Partial PIK Portfolio Investments, unless such investments provide for payments of cash interest at least semi-annually at a rate greater than or equal to the benchmark thereunder plus 2.75%, in which case such investments shall not be regarded for purposes of the concentration limitation.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to the Loan and Security Agreement, dated as of August 24, 2026, by and among CHS BDC 2 LLC, as a borrower, APS CW SPV LLC, as a borrower, CHS (US) Management LLC, as portfolio manager, APS BDC, LLC, as parent, the Lenders party thereto, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, U.S. Bank National Association, as securities intermediary, and JPMorgan Chase Bank, National Association, as administrative agent for the Lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APS BDC, LLC

Date: August 28, 2026	By:	/s/ Grove Stafford
	Name:	Grove Stafford
	Title:	Chief Compliance Officer